As filed with the Securities and Exchange Commission on October 5, 2017

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LINIU TECHNOLOGY GROUP

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18/F, Shangcheng International Building,

Tianhe North Road, Guangzhou, China

(Address of Principal Executive Offices)    (Zip Code)

LiNiu Technology Group 2017 Omnibus Equity Incentive Plan

(Full title of the plan)

Wang Shun Yang, Chief Executive Officer

18/F, Shangcheng International Building,

Tianhe North Road, Guanzhou, China

852-2111-9220

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Mitchell S. Nussbaum, Esq.
Giovanni Caruso, Esq.

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154

212-407-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary Shares, par value $0.0001 per share	3,000,000	$1.08 (2)	$3,240,000	$404

(1)       Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an intermediate number of securities to be offered as a result of an adjustment from stock splits, stock dividends or similar events.

(2)       Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the Company’s ordinary shares on the Nasdaq Capital Market on October 3, 2017.

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LINIU TECHNOLOGY GROUP

INTRODUCTION

The purpose of the LiNiu Technology Group 2017 Omnibus Equity Incentive Plan (the “2017 Incentive Plan”) is to assist LiNiu Technology Group (the “Company”) to attract, retain and provide incentives to key management employees and nonemployee directors of, and nonemployee consultants, to the Company and its affiliates, and to align the interests of such employees, nonemployee directors and nonemployee consultants with those of the Company’s shareholders. Awards under the 2017 Incentive Plan are limited in the aggregate to 3,000,000 ordinary shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.	Plan Information.

General Description of the 2017 Incentive Plan

The following is a summary of the material provisions of the 2017 Incentive Plan and is qualified in its entirety by reference to the complete text of the 2017 Incentive Plan, a copy of which is included as an exhibit to this registration statement.

Administration. The 2017 Incentive Plan is administered by a committee (the “Committee”) designated by the Board of Directors, which shall consist solely of two (2) or more Directors who are each (i) “outside directors” (“Outside Directors”) within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) “non-employee directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”) and (iii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors who are not (x) Outside Directors, the authority to grant awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award, or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. Our Compensation Committee serves as this Committee. If a member of the Committee shall be eligible to receive an award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own award. Among other things, the Committee has complete discretion, subject to the terms of the 2017 Incentive Plan, to determine the employees, non-employee directors and non-employee consultants to be granted an award under the 2017 Incentive Plan, the type of award to be granted, the number of ordinary shares subject to each award, the exercise price under each option and base price for each SAR (as defined below), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the ordinary shares underlying the award, and the required withholdings, if any. The Committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2017 Incentive Plan.

Grant of Awards; Shares Available for Awards. The 2017 Incentive Plan provides for the grant of awards which are distribution equivalent rights, non-qualified share options, performance shares, performance units, restricted shares, restricted share units, share appreciation rights (“SARs”), tandem share appreciation rights, unrestricted shares or any combination of the foregoing, to key management employees and nonemployee directors of, and nonemployee consultants of, the Company or any of its subsidiaries (each a “participant”). We have reserved a total of 3,000,000 shares for issuance as or under awards to be made under the 2017 Incentive Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The 2017 Incentive Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The number of shares for which awards which are options or SARs may be granted to a participant under the 2017 Incentive Plan during any calendar year is limited to 700,000.

Future new hires, non-employee directors and additional non-employee consultants would be eligible to participate in the 2017 Incentive Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

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Options. The 2017 Incentive Plan now authorizes the issuance of only nonqualified share options (and not incentive share options). The term of each option shall be as specified in the option agreement; provided, however, that, no option shall be exercisable after the expiration of ten (10) years from the date of its grant.

The price at which an ordinary share may be purchased upon exercise of an option shall be determined by the Committee; provided, however, that such option price (i) shall not be less than the fair market value of an ordinary share on the date such option is granted, and (ii) shall be subject to adjustment as provided in the 2017 Incentive Plan. The Committee or the Board of Directors shall determine the time or times at which or the circumstances under which an option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which ordinary shares will be delivered or deemed to be delivered to participants who exercise options.

Restricted Share Awards. A restricted share award is a grant or sale of ordinary shares to the participant, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the 2017 Incentive Plan and any agreement relating to the restricted share award, a participant who is granted or has purchased restricted shares shall have all of the rights of a shareholder, including the right to vote the restricted shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board of Directors). During the restricted period applicable to the restricted shares, subject to certain exceptions, the restricted shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of by the participant.

Unrestricted Share Awards. Pursuant to the terms of the applicable unrestricted share award agreement, a holder may be awarded (or sold) ordinary shares which are not subject to restrictions, in consideration for past services rendered thereby to us or an affiliate or for other valid consideration.

Restricted Share Units Awards. The Committee shall set forth in the applicable restricted share unit award agreement the individual service-based vesting requirement which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the Holder. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted share unit shall be entitled to receive a cash payment equal to the fair market value of an ordinary share, or one (1) ordinary share, as determined in the sole discretion of the Committee and as set forth in the restricted share unit award agreement, for each restricted share unit subject to such restricted share unit award, if and to the extent the applicable vesting requirement is satisfied. Such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted share unit first becomes vested.

Performance Unit Awards. The Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or the Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value or formula assigned to each such unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value or formula assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

Performance Share Awards. The Committee shall set forth in the applicable performance share award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or the Company would be required to satisfy before the holder would become entitled to the receipt of ordinary shares pursuant to such holder’s performance share award and the number of ordinary shares subject to such performance share award. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such ordinary shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance share award shall have no rights as a shareholder of the Company until such time, if any, as the holder actually receives ordinary shares pursuant to the performance share award.

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Distribution Equivalent Rights. The Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional ordinary shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or ordinary shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests. Distribution equivalent rights awards may be settled in cash or in ordinary shares, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award, whereby, if so awarded, such distribution equivalent rights award shall expire, terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution rights award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest was credited and vested), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.

Share Appreciation Rights. A SAR provides the participant to whom it is granted the right to receive, upon its exercise, the excess of (A) the fair market value of an ordinary shares subject to the SAR on the date of exercise, less (B) the base value under the SAR, (C) multiplied by the number of ordinary shares subject to the SAR, as determined by the Committee or the Board. The base value of a SAR shall not be less than the fair market value of an ordinary share on the date of grant. If the Committee grants a share appreciation right which is intended to be a tandem SAR, additional restrictions apply.

Recapitalization or Reorganization. Subject to certain restrictions, the 2017 Incentive Plan provides for the adjustment of ordinary shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of ordinary shares underlying an award theretofore granted, the Company shall effect a subdivision or consolidation of the ordinary shares or the payment of an ordinary share dividend on ordinary shares without receipt of consideration by the Company. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of ordinary shares then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of ordinary shares then covered by such award. The 2017 Incentive Plan also provides for the adjustment of shares underlying awards previously granted by the Board of Directors in the event of changes to the outstanding ordinary shares by reason of extraordinary cash dividend, reorganization, mergers, consolidations, combinations, split ups, spin offs, exchanges or other relevant changes in capitalization occurring after the date of the grant of any award, subject to certain restrictions.

Amendment and Termination. The 2017 Incentive Plan shall continue in effect, unless sooner terminated pursuant to its terms, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors may terminate the 2017 Incentive Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2017 Incentive Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board of Directors shall have the right to alter or amend the 2017 Incentive Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the ordinary shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the 2017 Incentive Plan may (i) materially increase the benefits accruing to holders, (ii) if such shareholder vote is required by applicable law and except as otherwise expressly provided in the 2017 Incentive Plan, materially increase the number of ordinary shares subject to the 2017 Incentive Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain repricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to cause the benefits under the 2017 Incentive Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code or to exempt the 2017 Incentive Plan or any Award from Section 409A of the Code).

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Certain U.S. Federal Income Tax Consequences of the 2017 Incentive Plan

The following is a general summary of the U.S. federal income tax consequences under current tax law to the Company, were it subject to U.S. federal income taxation on a net income basis, and to participants under the 2017 Incentive Plan who perform services for the Company and who are individual citizens or residents of the United States for U.S. federal income tax purposes (“U.S. participants”) of non-qualified share options, SARs, restricted shares, performance shares, performance units, restricted share units, dividend equivalent rights and unrestricted shares. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on the ability of the Company, to deduct certain compensation for U.S. federal income tax purposes, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act and the exercise of a share option with previously-acquired ordinary shares of the Company. This summary does not address the application of the passive foreign investment company rules of the Code to U.S. participants. In addition, this summary does not address the foreign, state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2017 Incentive Plan or ordinary shares issued pursuant thereto. Participants are urged to consult their own tax advisors concerning the tax consequences to them of an award under the 2017 Incentive Plan or ordinary shares issued pursuant thereto.

A U.S. participant generally does not recognize taxable income upon the grant of an option. Upon the exercise of a non-qualified share option, the participant generally recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the ordinary shares acquired on the date of exercise over the exercise price therefor, and the Company would be entitled to a deduction for such amount at that time. If the U.S. participant later disposes the ordinary shares acquired under a non-qualified share option, the U.S. participant generally recognizes a long-term or short-term gain or loss, depending upon the period for which the ordinary shares were held thereby. A long-term capital gain generally is subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. participant who receives a grant of restricted ordinary shares or who purchases restricted ordinary shares, which ordinary shares, in either case, are subject to a substantial risk of forfeiture and certain transfer restrictions, generally does not recognize income on the receipt of the grant or the purchased restricted ordinary shares and generally recognizes ordinary compensation income at the time the restrictions lapse in an amount equal to the excess, if any, of the fair market value of the shares at such time over any amount paid by the U.S. participant for the ordinary shares. Alternatively, the U.S. participant may elect to be taxed upon receipt of the restricted ordinary shares based on the value of the ordinary shares at the time of receipt. The Company generally would be entitled to deduct such amount at the same time as ordinary compensation income is required to be included by the U.S. participant and in the same amount. Dividends received with respect to restricted ordinary shares generally are treated as compensation, unless the U.S. participant elects to be taxed on the receipt (rather than the vesting) of the restricted ordinary shares.

A U.S. participant generally does not recognize income upon the grant of an SAR. The U.S. participant recognizes ordinary compensation income upon the exercise of the SAR equal to the increase in the value of the underlying ordinary shares, and the Company generally would be entitled to a deduction for such amount.

A U.S. participant generally does not recognize income on the receipt of a performance share award, performance unit award, restricted share unit award, unrestricted share award, or dividend equivalent right award until a payment is received under the award. At such time, the U.S. participant recognizes ordinary compensation income equal to the amount of any cash payments and the fair market value of any ordinary shares received, and the Company generally would be entitled to deduct such amount at such time.

Additional Information

Participants may obtain additional information about the 2017 Incentive Plan and its administrators by directing inquiries in writing to LiNiu Technology Group, Compensation Committee, 18/F Shangcheng International Building, Tianhe North Road, Guangzhou, China.

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The documents containing the information specified in Item 1 will be sent or given to participants in the 2017 Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In addition, the documents incorporated by reference into Part 3 of this Registration Statement on Form S-8 will be sent to the participants in the 2017 Incentive Plan upon written or oral inquiry without charge. Requests should be directed by writing to LiNiu Technology Group, Compensation Committee, 18/F Shangcheng International Building, Tianhe North Road, Guangzhou, China, or by telephone at 852-2111-9220. All of these documents are incorporated by reference in this Registration Statement on Form S-8 and, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act with respect to the 2017 Incentive Plan.

ITEM 2.	Registration Information and Employee Annual Information.

Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), the documents containing the information specified in Part I of Form S-8 (of which this prospectus is a part) will be sent or given to Ms. Zhang. This document and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of the registration statement of which this prospectus is a part, taken together, constitute the Section 10(a) Prospectus. We will provide to Ms. Zhang without charge, upon written or oral request, copies of the documents incorporated by reference in the registration statement of which this prospectus is a part. Any such request for documents should be directed to: Wang Shun Yang, LiNiu Technology Group, 18/F, Shangcheng International Building, Tianhe North Road, Guanzhou, China. Mr. Wang can also be reached at 852-2111-9220.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2016 as filed with the Commission on May 1, 2017;
(b)	The Company’s Report on Form 6-K as filed with the Commission on February 13, 2017;
(c)	The Company’s Report on Form 6-K as filed with the Commission on March 3, 2017;
(d)	The Company’s Report on Form 6-K as filed with the Commission on March 14, 2017;
(e)	The Company’s Report on Form 6-K as filed with the Commission on March 23, 2017;
(f)	The Company’s Report on Form 6-K as filed with the Commission on April 26, 2017;
(g)	The Company’s Report on Form 6-K/A as filed with the Commission on May 15, 2017;
(h)	The Company’s Report on Form 6-K as filed with the Commission on June 1, 2017;
(i)	The Company’s Report on Form 6-K as filed with the Commission on June 22, 2017;
(j)	The Company’s Report on Form 6-K as filed with the Commission on July 12, 2017;
(k)	The Company’s Report on Form 6-K as filed with the Commission on August 1, 2017;
(l)	The Company’s Report on Form 6-K as filed with the Commission on August 8, 2017;
(m)	The Company’s Report on Form 6-K as filed with the Commission on August 30, 2017; and
(n)	The description of the Company’s ordinary shares contained in its Post-Effective Amendment on Form F-3 to Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the Commission on May 31, 2011 (Registration No. 333-166860) under the heading “Description of Securities” and any amendment or reports filed for the purpose of updating such description.

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In addition, except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.	Indemnification of Directors and Officers.

Cayman Islands law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, and amounts paid in settlement and expenses, including attorneys’ fees, in connection with various proceedings, except where there has been fraud or dishonesty or willful neglect or willful default. Our Second Amended and Restated Memorandum and Articles of Association provide that each member of our Board of Directors, officer and agent shall be indemnified out of our assets against any liability incurred by him or her as a result of any act or failure to act in carrying out his or her functions other than such liability (if any) that he or her may incur by his or her own fraud or willful default and that no such director, agent or officer shall be liable to us for any loss or damage in carrying out his or her functions unless that liability arises through the fraud or willful default of such director, officer or agent. Our Second Amended and Restated Memorandum and Articles of Association do not eliminate any of our director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited us and our shareholders. This provision, however, will not eliminate or limit liability arising under United States federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is therefore unenforceable. It should be noted, however, that the opinion of the SEC is not binding on courts and courts, particularly those of jurisdictions other than the United States, may determine otherwise.

We have entered into indemnification agreements separately with each of our current directors and officers that provide, in consideration of the director or officer continuing to serve us in his current capacity, for us to indemnify, and advance expenses to, him or her to the fullest extent permitted by law in effect on the date of execution of the agreements or to such greater extent as applicable law may thereafter permit. The rights of indemnification apply if, by reason of such person’s position as an officer or director of us or any of our subsidiaries, he or she was or is threatened to be made, a party to any threatened, pending or completed legal proceeding. With respect to proceedings other than one brought by or in our right (i.e., a shareholders’ derivative proceeding), the indemnification covers expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with any such proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to proceedings brought by or in our right, the indemnification covers expenses and amounts paid in settlement (such settlement amounts not to exceed, in the judgment of our board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by him or her or on his or her behalf in connection with any such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, no indemnification against such expenses or amounts paid in settlement shall be made in respect of any claim, issue or matter in any such proceeding as to which indemnified person has been adjudged to be liable to us if applicable law prohibits such indemnification unless the court in which such proceeding shall have been brought, was brought or is pending, shall determine that indemnification against expenses or amounts paid in settlement may nevertheless be made by us. We will advance an indemnified person reasonable and substantiated expenses, judgments, penalties and fines and amounts paid in settlement in advance of a final determination of liability upon such person agreeing to repay amounts advanced in the event of an ultimate determination that he or she is not entitled to be indemnified with respect to the amounts advanced. The rights of the indemnitees under the agreements are not deemed exclusive of any other rights they may be entitled to under applicable law, our memorandum and articles of association, any agreement, vote of shareholders or resolution of directors or otherwise. Each agreement will remain in effect until the later of ten years after the date the indemnitee shall have ceased to serve as a director or officer or the final determination of all pending proceedings.

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ITEM 7.	Exemption from Registration Claimed.

Not applicable.

ITEM 8.	Exhibits.

Exhibit Number	Description

4.1	Specimen Ordinary Share Certificate.

5.1	Opinion of Maples and Calder.

10.1	LiNiu Technology Group 2017 Omnibus Equity Incentive Plan.

23.1	Consent of UHY LLP, independent registered public accounting firm.

23.2	Consent of Maples and Calder (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

ITEM 9.	Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

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provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)       The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned in Guangzhou, People’s Republic of China, on this 5th day of October, 2017.

LINIU TECHNOLOGY GROUP

By:	/s/ Lam Chou In
Name: Lam Chou In Title: Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lam Chou In and Yip Cheuk Fai, jointly and severally, her or his attorneys-in-fact, each with the power of substitution, for her or him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lam Chou In	Co-Chief Executive Officer and Director	October 5, 2017
Lam Chou In	(Principal Executive Officer)

/s/ Yip Cheuk Fai	Chief Financial Officer and Director	October 5, 2017
Yip Cheuk Fai	(Principal Accounting and Financial Officer)

/s/ Wang Shun Yang	Co-Chief Executive Officer and Director	October 5, 2017
Wang Shun Yang

/s/ James R. Preissler	Director	October 5, 2017
James R. Preissler

/s/ Peter Li	Director	October 5, 2017
Peter Li

/s/ Fong Weng Nam	Director	October 5, 2017
Fong Weng Nam

/s/ Yeung Lun, Allan	Director	October 5, 2017
Yeung Lun, Allan

/s/ Joao Manuel Santos Ferreira	Director	October 5, 2017
Joao Manuel Santos Ferreira

/s/ David Wong	Director	October 5, 2017
David Wong

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Exhibit Index

Exhibit Number	Description

4.1	Specimen Ordinary Share Certificate.

5.1	Opinion of Maples and Calder.

10.1	LiNiu Technology Group 2017 Omnibus Equity Incentive Plan.

23.1	Consent of UHY LLP, independent registered public accounting firm.

23.2	Consent of Maples and Calder (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

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